Exhibit 99.1

Amedica Announces New Sales Leadership and Provides Regulatory Updates

SALT LAKE CITY, (Marketwired) --11/22/16-- Amedica Corporation (NASDAQ: AMDA), a manufacturer of silicon nitride implants in the spine market is pleased to announce the appointment of Dana Lyons as Vice President of Sales and Marketing. Mr. Lyons will lead the effort to increase the adoption of silicon nitride implants in the spinal fusion market and deliver revenue growth. He brings over 27 years of sales and sales management experience in the medical device industry.

Mr. Lyons joins Amedica after holding multiple sales management and sales leadership positions with Stryker Orthopaedics, Zimmer Spine, and Zimmer Biomet Spine. During his tenure as Sales Vice President with Zimmer Spine and in conjunction with the Zimmer Spine executive leadership team, Zimmer Spine delivered 5 consecutive quarters of growth during 2014-2015. After the Zimmer and Biomet merger in June of 2015, Mr. Lyons successfully integrated the sales organizations of both Zimmer Spine and Biomet Spine in the Central Region of the United States.

Mr. Lyons said: “I am excited to join Amedica at a critical turn-around stage, when the spine market is looking for a new material platform. We can drive the adoption of silicon nitride in the spinal fusion market, where it is the perfect solution for relevant clinical concerns. The unique material attributes of silicon nitride create an ideal choice for spinal fusion surgery.”

The FDA also notified the company that the new pedicle screw system, Taurus, has been cleared for commercialization. The company is on target for surgical implantation and a full market launch of the Taurus system by the end of the year. Mr. Lyons will execute a strategy for expanded introduction of new spine products, such as the lateral lumbar fusion devices and the Taurus pedicle screw system. “Approval of our metals product portfolio is immediately relevant, and our new sales team will work toward proper positioning of this system, to leverage surgeon interest and drive revenue growth,” said B. Sonny Bal, MD, MBA, JD, PhD; the CEO and President of Amedica Corporation.

Dr. Bal added: “Amedica is building a top-tier sales team with skilled veterans from the spine industry, such as Mr. Lyons. Going forward, our focus is on driving sales, surgeon engagement, and data collection to validate the unparalleled volume of basic material science data that we have already published. Surgeon intrigue about our material, and a market need for clinical advantages that only our material can deliver, combine to make spine an attractive growth opportunity. As part of the new sales team, I will focus on driving clinical trials, surgeon relations, and publishing clinical data to impact our revenue growth.”

Separately, the company has been notified that the FDA did not clear its 510(k) premarket application to commercialize Valeo C+CsC, a composite spinal fusion device, even though the device is marketed in Europe with successful outcomes. “While the FDA reluctance to clear our composite silicon nitride device that incorporates the world’s first structural porous bioceramic under the 510(k) program is disappointing, we are working with the FDA to examine other pathways to introduce this proprietary technology to the U.S. market as expeditiously as possible,” said Dr. Bal.

About Amedica Corporation

Amedica is focused on the development and application of interbody implants manufactured with medical-grade silicon nitride ceramic. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for hip and knee arthroplasty as well as dental applications. The Company’s products are manufactured in its ISO 13485 certified manufacturing facility and through its partnership with Kyocera, one of the world’s largest ceramic manufacturers. Amedica’s FDA-cleared and CE-marked spine products are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its growing OEM and private label partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated within this press release. A discussion of those risks and uncertainties can be found in Amedica’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 23, 2016, and in Amedica’s other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contacts:

Kevin Ontiveros

801-839-3502

IR@amedica.com